UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 15, 2020, Northern Oil and Gas, Inc. (the “Company”) entered into a Securities Purchase and Sale Agreement (the “Graham Purchase Agreement”) with certain holders (“Holders”) of the Company’s 8.50% Senior Secured Second Lien Notes due 2023 (the “Notes”) pursuant to which the Company agreed to purchase $16,000,000 in aggregate principal amount of Notes from such Holders for 160,000 shares of 6.50% Series A Perpetual Cumulative Convertible Preferred Stock (the “Preferred Stock”) and $662,355.20 in cash.

On January 16, 2020, the Company entered into a Securities Purchase and Sale Agreement (the “AG Purchase Agreement”) with Holders of the Company’s Notes pursuant to which the Company agreed to purchase $35,843,460 in aggregate principal amount of Notes from such Holders for 387,695 shares of Preferred Stock.
On January 16, 2020, the Company entered into a Securities Purchase and Sale Agreement (the “OHA Purchase Agreement” and, together with the Graham Purchase Agreement and the AG Purchase Agreement, the “Purchase Agreements”) with Holders of the Company’s Notes pursuant to which the Company agreed to purchase $15,000,000 in aggregate principal amount of Notes from such Holders for 162,245 shares of Preferred Stock.
The transactions contemplated by the Purchase Agreements described above were undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof.

The foregoing descriptions of the Purchase Agreements are not complete and are qualified in their entirety by reference to the full text of the Graham Purchase Agreement, AG Purchase Agreement and OHA Purchase Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On January 17, 2020, in connection with the Graham Purchase Agreement, the Company repurchased $16,000,000 in aggregate principal amount of Notes from the Holders thereof and issued 160,000 shares of Preferred Stock to such Holders. The shares of Preferred Stock were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof.
On January 21, 2020, in connection with the AG Purchase Agreement, the Company repurchased $35,843,460 in aggregate principal amount of Notes from the Holders thereof and issued 387,695 shares of Preferred Stock to such Holders. The shares of Preferred Stock were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof.
On January 21, 2020, in connection with the OHA Purchase Agreement, the Company repurchased $15,000,000 in aggregate principal amount of Notes from the Holders thereof and issued 162,245 shares of Preferred Stock to such Holders. The shares of Preferred Stock were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof.
The information set forth under Item 1.01 regarding the transactions contemplated by the Purchase Agreements is incorporated by reference into this Item 3.02.
The terms of the Preferred Stock set forth in the Certificate of Designations for the Preferred Stock (the “Certificate of Designations”), including the terms of conversion of the Preferred Stock have been previously disclosed in our Current Report on Form 8-K filed on November 26, 2019, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2020, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Designations (the “Certificate of Amendment”) to increase the authorized number of shares of Preferred Stock. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The information set forth under Item 3.02 regarding the terms of the Preferred Stock as set forth in the Certificate of Designations is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Designations of 6.50% Series A Perpetual Cumulative Convertible Preferred Stock of Northern Oil and Gas, Inc.
10.1*	Securities Purchase and Sale Agreement, dated as of January 15, 2020, among Northern Oil and Gas, Inc. and the other signatories thereto.
10.2*	Securities Purchase and Sale Agreement, dated as of January 16, 2020, among Northern Oil and Gas, Inc. and the other signatories thereto.
10.3*	Securities Purchase and Sale Agreement, dated as of January 16, 2020, among Northern Oil and Gas, Inc. and the other signatories thereto.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary